                                                                   EXHIBIT 10.14


STATE OF NORTH CAROLINA
COUNTY OF WAKE



                     DIGITAL IMAGING DRIVER LICENSE SYSTEM

                                   CONTRACT

THIS Agreement, made and entered into this 26 day of April, 1996, by and between LAU Technologies, of Acton, Massachusetts, hereinafter referred to as "Contractor", and the North Carolina Department of Transportation, Division of Motor Vehicles, hereinafter referred to as "Department".


                                  WITNESSETH

THAT WHEREAS, the Contractor has submitted to the Department a proposal for performance of certain services; and

WHEREAS, the parties hereto desire to reduce the terms of this agreement to writing;

NOW, THEREFORE, for and in consideration of the mutual promises to each other, as hereinafter set forth, the parties hereto do mutually agree as follows:

The Contractor hereby agrees to perform in a manner satisfactory to the Department, the following services:

A Complete Digital Imaging Driver License System, as described in Request for Proposals # 504405, issued September 15, 1995, the RFP addendums issued and the Contractor's proposal entitled "LAU Technologies proposal for a North Carolina Digital Driver License System", dated December 21, 1995, such documents being incorporated herein by reference as though set forth verbatim.

The Contractor represents that it has, or will secure at its own expense, all personnel required in performing the services under this agreement. Such employees shall not be employees of, or have any individual contractual relationship with the Department.

The Contractor shall not substitute key personnel assigned to the performance of this contract without prior approval by the Contract Administrator. The individuals designated as key personnel for purposes of this contract are those specified in the Contractor's proposal.

Work proposed to be performed under this contract by the Contractor or its employees shall not be subcontracted without prior written approval of the Contract Administrator.

The services of the Contractor are to commence on or about the date of the signing of this contract and shall continue for period of five years. A pilot test must begin four (4) months from the signing of this contract. Implementation of hardware must begin five (5) months from the signing of this contract. Full implementation of all hardware and software and complete training of all required personnel (as specified in the RFP) must be completed six months from the signing of this contract. This contract may be extended a maximum of three times for a one year period each time with the prior approval of the Contract Administrator.

If, through any cause, the Contractor shall fail to fulfill in a timely and proper manner the obligations under this agreement, the Department shall thereupon have the right to terminate this contract by giving written notice to the Contractor and specifying the effective date thereof which shall not be less than 30 days from the date of notice. Upon termination, Contractor shall receive just and equitable compensation for all goods and services furnished to the Department through the termination date. In that event, the Department may, at its option, continue to use the system provided hereunder and license the programs on terms as may be mutually agreed to by the parties. Notwithstanding the foregoing, the Contractor shall not be relieved of liability to the Department for damages sustained by the Department by virtue of any breach of this agreement, provided that the Contractor's liability hereunder shall not exceed amounts paid to the Contractor under this agreement and in no event shall Contractor be liable for incidental, consequential or tort damages.

It is understood and agreed between the Contractor and the Department that payment of compensation specified in this agreement, its continuation or any renewal thereof, is dependent upon and subject to the allocation or appropriation of funds to the Department for the purpose set forth in this agreement. In the event of nonappropriation, or if the Department fails to pay the Contractor for convenience or upon a breach by the Department, the Contractor shall receive just and equitable compensation for all goods and services furnished to the Department through the termination date.

Any information, data, instruments, documents, studies or reports given to or prepared or assembled by the Contractor under this agreement shall be kept as confidential and not divulged or made available to any individual or organization without the prior written approval of the Department. Nothing in this agreement shall be construed to grant the Department any title to or ownership interest in the Contractor's products or proprietary technologies.

Upon the entering of a judgment of bankruptcy or insolvency by or against the Contractor, the Department may terminate this contract for cause.

The Contractor shall not assign or transfer any interest in this agreement, provided that the Contractor may grant a collateral assignment of this agreement.

No deliverable items produced in whole or in part under this agreement, exclusively for the Department, shall be the subject of an application for copyright by or on behalf of the Contractor.

It is agreed between the parties hereto that the place of this contract, its situs and forum, shall be Wake County, North Carolina, and in said County and State shall matters, whether sounding in contract or tort relating to the validity, construction, interpretation and enforcement of this agreement, be determined.

The Contractor agrees that the State will have the right to audit the records of the Contractor pertinent to this contract both during performance and after completion. The Contractor will retain all records for a period of three years following completion of the contract.

The Contractor agrees that it shall be responsible for the proper custody and care of any property furnished the Contractor, by the State, for use in connection with the performance of this contract and will reimburse the State for loss or damage of such property.

The Director of Driver License, is designated the Contract Administrator for the State.

The non-discrimination clause contained in Section 202 Executive Order 11246, as amended by Executive Order 11375, relative to Equal Employment Opportunity for all persons without regard to race, color, religion, sex, or national origin, and the implementing rules and regulations prescribed by the Secretary of Labor, are incorporated herein.

Program for Employment of the Handicapped (Affirmative Action): Regulations issued by the Secretary of Labor of the United States in Title 20, part 741, Chapter VI, subchapter "C" of the Code of Federal Regulations, pursuant to the provisions of Executive Order 11758 and Section 503 of the Federal Rehabilitation Act of 1973 are incorporated herein.

Contractor shall obtain, pay for, and keep in force for the duration of the contract the following minimum insurance and shall furnish to the Department certificates evidencing that such insurance is in effect and providing that the carrier shall give the Contractor and the Department at least 10 days written notice of any material change in or cancellation of such insurance:

  1. Worker's Compensation Insurance, required by the laws of North Carolina, covering all of the Contractor's employees engaged in any work hereunder.

  2. Public liability insurance against liability for bodily injury or death of any one person in any one accident in the amount of $100,000, and in the amount of $300,000 for the injury or death of more than one person in any one accident; this policy shall further provide against liability for Property Damage in the amount of $100,000 for any one accident and $100,000 in the aggregate, which may be caused by Contractor or employees of Contractor in the course of doing its work.

All above insurance coverage must be obtained from a company duly licensed to do business in the State of North Carolina and countersigned by a licensed resident agent.

Neither party shall be deemed to be in default of its obligations hereunder if and so long as it is prevented from performing such obligations by any act of war, hostile foreign action, nuclear explosion, riot, strikes, civil insurrection, earthquake, hurricane, tornado, or other catastrophic natural event or act of God.

The Contractor shall be required to comply with all laws, ordinances, codes, rules, regulations, and licensing requirements that are applicable to the conduct of its business, including those of Federal, State, and local agencies having jurisdiction and/or authority.

The Contractor shall be considered to be an independent contractor and as such shall be wholly responsible for the work to be performed and for the supervision of its employees.

The contract and any documents incorporated specifically by reference represent the entire agreement between the parties and supersede all prior oral or written statements or agreements.

This contract may be amended only by written amendments duly executed by the Department and the Contractor, with prior written approval from the Division of Purchase and Contract.

Any notice under this contract to the Department shall be sufficient if mailed to the Department as indicated below:

  Director of Driver License
  North Carolina Division of Motor Vehicles
  1100 New Bern Ave.
  Raleigh, N.C.     27697-0001

Any notice under this contract to the Contractor shall be sufficient if Mailed to the Contractor as indicated below:

  Yona Wieder
  LAU Technologies
  531 Main Street
  Acton, MA  01720

All promises, requirements, terms, conditions, provisions, representations, guarantees, and warranties contained herein shall survive the contract expiration or termination date unless specifically provided otherwise herein, or unless superseded by applicable Federal or State statutes of limitation.

Payment will be made by the State to the Contractor on a monthly basis as follows:

  The Contractor will be paid $1.05 for every acceptable driver license and ID card produced after the successful implementation of all hardware, software and training for the digital imaging system. The Contractor will not be paid for any driver license or ID card produced which was deemed unacceptable due to the Contractor's equipment, software or supplies.

  For the first 30 days of production operation of the digital imaging system, the Contractor will not be paid for any driver license or ID card produced which was deemed unacceptable due to operator error or due to the Contractor's equipment, software or supplies.

IN WITNESS THEREOF, the parties have executed this agreement in duplicate originals, one which is retained by each of the parties, effective the day and year first above written.



WITNESS:

North Carolina Department of Transportation  By:  /s/ Frederick Aikens
                                                ---------------------------
                                                  Frederick Aikens
                                                  Deputy Secretary of NCDOT



                                             Date: 26 April 96
                                                  ------------


WITNESS:

LAU Technologies                             By: /s/ Denis K. Berube
                                                --------------------------
                                                  Denis K. Berube
                                                  Executive Vice President
                                                    and General Manager


                                             Date: 4/18/96
                                                  ---------


APPROVED AS TO FORM

By: /s/ Michael F. Easley           Date: 4/16/96
   -----------------------------         ---------
    Michael F. Easley
    Attorney General